Exhibit 10.26

To:	Shady Grove Road Investments, LLC
106 S. Lafayette Street
Starkville, MS 39759
Attn: Michael Hall
(“Lender”)

From:	Akston Biosciences Corporation
100 Cummings Center, Suite 454C
Beverly, MA 01915
(“Borrower”)

We refer to that certain loan agreement dated on or about August 20, 2025 between Borrower and Lender (as amended from time to time, the “Loan Agreement”) and to that certain license agreement between Borrower and Diamune Therapeutics, Inc. (“Diamune”) dated as of June 6, 2025 (as amended from time to time, (“License Agreement”).

1.	Consent

a.	To raise funding for Borrower’s working capital needs, Borrower intends to sell and assign to certain of Borrower’s investors the Future Payments (as hereinafter defined) potentially payable to Borrower from Diamune in accordance with the terms set forth in the License Agreement. For purposes hereof, the term “Future Payments” shall mean the following, in each case as such payments relate to, or result from, the Limited Field of Use (as defined below) (i) the License Issue Fee (as defined in Section 3.2 of the License Agreement), (ii) the royalties described in Section 3.3(a) of the License Agreement, (iii) the payments of sublicense revenue as further described in Section 3.4(a) of the License Agreement, and (iv) the payments of any accrued interest owed to Borrower in accordance with Section 3.5(a) of the License Agreement; provided, however, that Future Payments shall expressly exclude (a) payments received by Borrower for research and development, manufacturing, corporate, legal and administrative work, (b) any sublicense revenue or payments owed or made to Borrower in accordance with the terms set forth in the License Agreement that relate to uses or activities that are outside the Limited Field of Use, and (c) any amounts payable from the potential revenue streams by Borrower to The Leona M. and Harry B. Helmsley Trust (the sale and assignment of such Future Payments, the “Receivables Sale”). As contemplated herein, the term “Limited Field of Use” shall mean uses or activities related to the prevention of autoimmune diabetes in humans.

b.	Section 5.7 (Dispositions) of the Loan Agreement restricts Borrower from making the Receivables Sale. Accordingly, Borrower requests that Lender approve the Receivables Sale.

c.	By countersigning this letter, Lender agrees that with effect from the date of this letter (i) it agrees to the Receivables Sale and (ii) it releases assets of Borrower related to the Receivables Sale from Lender’s secuity interest under the Loan Agreement, in each case notwithstanding the provisions of the Loan Agreement.

2.	Amendment

With effect from the date of this letter Borrower and Lender agree that:

a.	notwithstanding any provision of the Loan Agreement to the contrary, no Loan B Advance shall be available to be borrowed without Lender’s prior written consent; and

b.	the definition of Conversion Price in Section 12 (Definitions) of the Loan Agreement is replaced with:

“Conversion Price” means, with respect to a conversion pursuant to Section 1.5, a price per share equal to either (a) 60% multiplied by the price per share of Capital Stock offered in the Initial Public Offering, or (b) $150,000,000 divided by the Company Capitalization, whichever calculation results in a greater number of Conversion Shares.”

2.	General

a.	Except as expressly provided in this letter, the Loan Agreement remains and shall continue in full force and effect.

b.	This letter is a Loan Document. Sections 11.3 (Severability) and 11.7 (Counterparts) of the Loan Agreement shall apply to this letter with all necessary changes. Terms defined in the Loan Agreement have the same meaning when used in this letter.

c.	THIS LETTER AND ANY AND ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this letter have caused this letter to be executed as of the date first above written.

BORROWER:

AKSTON BIOSCIENCES CORPORATION

By:	/s/ Todd Zion
Name:	Todd Zion
Title:	Chief Executive Officer
Date:	10/28/2025

Accepted and agreed

LENDER:

SHADY GROVE ROAD INVESTMENTS, LLC

By:	/s/ Michael Hall
Name:	Michael Hall
Title:	Manager
Date:	10/28/2025